Exhibit 10.2

Contract Serial Number:ABCS(2012)1003-1

Agricultural bank of chian co., ltd

loan contract of circulating captical

Contract No: 8201020140005172

Date: June 13th, 2014

Borrower (Full Name):	Ningbo Keyuan Plastic Co., Ltd

Residence (Address):	Beilun Qingzhi Industrial Zone

Tel:	86232932	Fax:	86232933

Legal Representative/Person in Charge:	Tao Chunfeng

Lender (Full Name):	Agricultural Bank of China Co., Ltd Ningbo Beilun Branch

Residence (Address):	No. 195 Mingzhou Road, Beilun

Tel:	86220795	Fax:	86224451

Legal Representative/Person in Charge:	Xu Wenquan

The contract is made between the two parties upon mutual consensus and in accordance with relevant laws and regulations of China.

I. Definition

Unless otherwise agreed, the meanings of the following terms in this contract are as follows:

1.1 Loan periods: include total loan periods and single loan periods. Total loan period refers to the period from the date of the issuance of the first loan to the date agreed in the contract when the borrower shall pay off principal and interest of all loans; single loan period refers to the period from the date of the issuance of single loan in separated drawing to the date agreed when the borrower shall pay off principal and interest of this loan.

1.2 Loan limit: refers to the loan principal limit provided by the lender to the borrower within the valid period of the limit agreed in the contract. Within the valid period of the limit and loan limit, the borrower can repeatedly use the loan, but the total amount of the loan amount applied by the borrower and the principal balance of unpaid loan of the borrower under this contract shall not exceed the loan limit. When the valid period of the limit terminates, the unused loan limit will automatically expire.

1.3 Self-service electronic channels: refers to online banking, telephone banking, cash management channels and other electronic channels that are provided by the Lender to draw money in the way of self-service recyclable circulating capital loan.

1.4 Period: period is calculated in day, month and year. In case that the last day of the expiry of the period is a festival or holiday, the first day after the festival or holiday shall be considered as the expiry date of the period.

1.5 LIBOR/HIBOR: refers to the interbank market offer arte in London or Hong Kong over the corresponding term announced by Reuters on the date two working days before the drawing date.

1.6 Laws and Regulations: include laws, administrative regulations, local laws, regulations, judicial interpretations and other provisions with legal binding of the People's Republic of China.

II. Commitments of the Borrower

The borrower has the commitments as follows:

2.1 The loan application is in accordance with laws and regulations: the borrower is an enterprise (institution) established by law and approved and registered by competent departments or other organization that can be a borrower as regulated by China; the borrower shows good credit and does not have any significant adverse record; the purpose of the loan and payment source are clear and legitimate; there is no other case in violation of laws and regulations.

2.2 The actions of signing the contract are flawless: to sign the contract or to fulfill its obligations under this Contract, the borrower has fulfilled the necessary formalities in accordance with laws and regulations or the articles of association; the signature or seal on this contract is made by the legal representative/person in charge or the authorized agent of the borrower; the borrower has actively dealt with or cooperate with the lender to deal with approval, registration or filing procedures of the contract; there is no other case that may cause validity flaw of the loan contract due to the borrower.

2.3 Guarantee provided is legal and valid: The borrower ensures that to sign the guarantee contract or to fulfill its obligations under the Guarantee Contract, the guarantor has fulfilled the necessary formalities in accordance with laws and regulations or the articles of association; the guarantor is entitled to establish the collateral guarantee; the signature on the guarantee contract is made by the authorized signer; the borrower shall urge the guarantor to actively dealt with or cooperate with the lender to deal with approval, registration or filing procedures of the guarantee contract and registration of the guarantee; there is no other case that may cause validity flaw or situations that may cause significant adverse change to the guarantee contract .

2.4 Fulfillment of contractual rights and obligations in good faith: the borrower shall use the loan in accordance with period, purposes and methods agreed in the contract and shall not engage in illegal and anti-regulation action with the loan; actively cooperate with national authorities and the lender in loan payment management, after-loan management and relevant checks; repay the loan in full in a timely manner in accordance with the contract and do not escape the debt by any means; obtain the consent of the lender before conducting external investment, substantial increase in debt financing, as well as merger, division and transfer of shares and other important matters; the lender is entitled to recover the loan in advance based on capital returns of the borrower the loan; promptly notify the lender in case of significant adverse events affecting its solvency; there is no other case in violation of the contractual obligations.

2.5 The borrower does not conceal to the lender any matter has occurred or is occurring that may affect its financial condition and ability to repay, including, but not limited to: litigation, arbitration, administrative proceedings or other claim events.

2.6 Related documentations on the borrower, guarantor, and shareholders provided by the borrower are true, complete, accurate, legitimate and effective.

III. Basic Articles

3.1 Borrowing Method

The lender makes the loan to the borrower in the first borrowing method.

(1) General Circulating Capital Loan

j Currency and Amount (in words): USD Eight Million, Nine Hundred and Forty Two Thousand, Nine Hundred and Fifty Seven Point Six Three.

k Total Loan period: 363 days

l Single Loan Amount and Period:

Loan Amount	Release Date	Loan Period
USD 8942957.63	2014.06.13	363 days

(Appendixes increased when this table column is not enough for filling shall be an integral part of the contract.)

(2) Recyclable Circulating Capital Loan

j Loan Limit, Currency and Amount (in words): __________________

k Validity of Limit: From ____________________ to _______________________

(3)    Self-service Recyclable Circulating Capital Loan

j     Loan Limit, Currency and Amount (in words):  ______________________________

k Validity of Limit: From _______________ to ________________

3.2 Purpose of the loan

The loan under the contract is used for: payment of transportation

3.3 Interest, Penalty Interest and Compound Interest

3.3.1 Interest Rate of the Loan

3.3.1.1 For loan in RMB, the interest rate is determined by the ___ way as follows:

(1) Fixed interest rate:                 (increased or decreased) by        % according to the benchmark interest rate basis issued by corresponding People’s Bank over the same period and same level of                      (drawing date of each loan/signing date of the contract) and                               (loan period of each loan/total loan period) till the end date of the loan;

(2) Floating interest rate:                 (increased or decreased) by        % according to the benchmark interest rate basis issued by corresponding People’s Bank over the same period and same level of                      (drawing date of each loan/signing date of the contract) and                               (loan period of each loan/total loan period) The floating interest rate is adjusted in a cycle of months. From the corresponding date of the loan in the first month of the next cycle for People’s Bank to adjust the benchmark interest rate of loan in RMB, the new loan interest rate is determined according to the benchmark interest rate over the corresponding period and level without otherwise notification to the borrower from the lender. Without corresponding date of the loan, the last day of the month shall be considered as the corresponding date of the loan.

(3) Other ways:                               __________________________________________________

3.3.1.2 For loan in foreign currency, the interest rate is determined by the first way as follows:

(1) Loan rate composed of 12 months LINOR (LIBOR/HIBOR)+ 3.5% interest difference, floating every (in words) ___ months;

(2) Annual interest rate        % till the end day of the loan period;

(3) Other ways:                                               _____________________________________

3.3.2 Interest Calculation and Settlement Method

3.3.2.1 The borrower shall settle interest per                 (month/quarter/year), and the settlement date shall be the 20th day of each                (month/last month of the quarter/last month of the year). The borrower shall settle interest on each settlement date. If the last repayment date of the loan principal is not a settlement date, the unpaid interest shall be settled with the principal.

3.3.2.2 For loan of fixed interest rate, the interest shall be calculated using the agreed interest rate. For loan of floating interest rate, the interest shall be calculated using the determined interest rate of each period in all floating periods. In case of floating of interest rates by several times in a single interest settlement period, interests of all floating periods shall be calculated and then interests of all floating period shall be totaled. For loan of other interest rate, the interest rate shall be calculated as agreed.

3.3.2.3 When the end day of the loan is during legal holidays, festival or public weekends, the normal repayment date shall be extended to the first working day after legal holidays, festival or public weekends, and the interest during extended period shall be calculated by agreed way for interest calculation.

3.3.3 Penalty Interest

3.3.3.1 When the borrower fails to repay the loan principal within the period as agreed in the contract, the lender shall calculate and charge penalty interest according to sub-segments of overdue period on the basis of loan execution rate from the overdue date of overdue loan: within 30 days from the overdue date (including 30 days), the penalty rate shall be calculated by increasing fifty (in words) percent; from 30 days to 60 days from the overdue date (including 60 days), the penalty rate shall be calculated by increasing fifty (in words) percent; over 60 days from the overdue date, the penalty rate shall be calculated by increasing fifty (in words) percent. During the overdue period, for loans of fixed interest rate in RMB, in case of increased RMB benchmark lending interest rate by People's Bank of China over the same period, the penalty interest rate shall be adjusted accordingly from the adjustment date of the benchmark interest rate.

3.3.3.2 When the borrower fails to use the loan in accordance with the purpose agreed in the contract, the lender shall calculate and charge the interest of loan of breach use which is increased by one hundred (in words) percent on the basis of agreed loan interest rate from the date of breach use, until the principal and interest are both repaid.

3.3.3.3 For an overdue loan failing to be used as agreed in the contract, the penalty interest rate shall be calculated by the higher one.

3.3.4 Compound Interest

When the borrower fails to pay interest, the lender shall calculate and charge compound interest each                   (quarter/month) from the date of failure of timely payment. For interest that is not paid before the end day of the loan, compound interest shall be calculated by the loan interest rate agreed in the contract; for interest that is not paid after the end day of the loan, compound interest shall be calculated by the overdue penalty interest rate agreed in the contract

3.4 Drawing and Loan Payment

3.4.1 Drawing Conditions

The borrower shall meet the following conditions to apply for drawing:

(1) The borrower shall have the qualification of applying for loans; its corresponding decision-making body or authorized agency has agreed to the loan resolution, and if required, have been approved by the competent department;

(2) The borrower has completed the related guarantee formalities as required by the lender, and the guarantee is legitimate and effective;

(3) The use of loan complies with laws and regulations, the loan contract and the corresponding business contract agreement;

(4) The commitments made by the borrower at signing of the contract shall be still real and effective at the time of each drawing without the occurrence of significant or essential adverse changes and without the occurrence of other significant adverse situations that may affect the fulfillment of this contract;

(5) Other agreements:

3.4.1.2 Within 3 (3/6/9) months from the signing date of this contract, if the borrower fails to implement the agreed conditions in 3.4.1.1, the lender is entitled to terminate this contract. When the lender terminates the contract, the borrower's objection period is 7 days, starting from the date when the lender notifies the borrower in written, oral or other forms.

3.4.2 Drawing Method

3.4.2.1 General Circulating Capital Loan

3.4.2.1.1 The borrower shall draw the loans based on actual needs, and specific drawing plan is as follows: draw according to actual demands. The first loan shall be drawn before June 28th, 2014 and the last loan shall be drawn before September 13th, 2014. If the borrower fails to apply for the drawing procedures according to the drawing plan agreed in the contract, the lender can cancel or partially cancel undrawn loans, and may re-determine whether to issue the loans and drawing conditions.

3.4.2.1.2 The borrower shall draw the loan according to the agreed date and amount. If the borrower needs to adjust the drawing plan, the borrower shall apply to the lender in advance of ___ days and then adjust upon the consensus of the lender.

3.4.2.2 Recyclable Circulating Capital Loan

3.4.2.2.1 The borrower can apply to the lender to draw loans one by one based on needs within the loan limit and goes through drawing procedures after examined and approval by the lender, but the loan period of a single loan shall be exceed  ___ years and the date of expiry of the period shall not exceed six months after the expiry of the limit.

3.4.2.2.2 When the borrower applies for drawing of loans, the borrower shall submit a written application to the lender and provide corresponding business contracts, invoices and other documents and other relevant information of the loan.

3.4.2.3 Self-service Recyclable Circulating Capital Loan

The borrower can draw loans one by one at clerk counters or by self-service electronic channels provided by the lender within the loan limit, but the loan amount of a single loan shall not be less than RMB 50,000 Yuan and be an integral multiple of RMB 10,000 with the loan period not exceeding one year and the expiry date shall not exceed the expiry date of the validity of the limit.

3.4.3 Loan Payment

3.4.3.1 Trusted Payment

3.4.3.1 In case of one of the following circumstances, the borrower can commission the lender to pay the loan fund to the counter party of the borrower in accordance with the contract and the agreed purpose in corresponding business contract of the loan fund:

(1) The object of payment is clear and the single drawing amount shall be more than ten million Yuan (including equivalent foreign currency);

(2) Other circumstances agreed by the parties:  __________________________________________

3.4.3.1.2 In case of using trusted payment, the borrower shall submit drawing application and "Trusted Payment Notice" in advance of ____ days and provide corresponding business contract, invoices and other documents and other relevant information of the loan as required by the lender. After examination and verification, the lender will directly pay the loan to the counter party of the borrower through the borrower's account. In case that the borrower's drawing application does not comply with the drawing conditions agreed in the contract, or the application of trusted payment involves situations of discrepancy with the contract, uncompleted or untrue transaction data and so on, the lender may not release or pay the corresponding loan; the borrower’s default to the counter party or other losses arising thereof shall not be borne by the lender. Delays or failures of payments caused by inaccurate or incomplete payment information provided by the borrower shall not be borne by the lender.

3.4.3.1.3 When the borrower applies for suspension or withdraw of trusted payment, the borrower shall submit a written application to the lender before the payment by the lender. After examination and verification, the lender will suspend the trusted payment and can recover the corresponding loan; during this period, interest shall be calculated for corresponding loan as agreed by the contract. After suspension of the trusted payment, if the borrower applies for restoration of trusted payment, the borrower shall apply in accordance with Article 3.4.3.1.2.

3.4.3.1.4 Trusted payment shall not be attached with conditions, and the conditions attached to "Trusted Payment Notice" by the borrower, the conditions attached shall not generate obligations to the lender. Except as otherwise agreed in writing by both parties, the lender shall not assume the obligation to notify the payee in making trusted payments, suspension of payments, withdraw of payments, recovery of payments and other matters.

3.4.3.1.5 In use of trusted payment, the lender is entitled to restrict payment behaviors and circulating or exchanging function of non-counter channels of the borrower’s related account including online bank, telephone banking and cash management channel.

3.4.3.2 Independent Payment

Except in situations as agreed in Article 3.4.3.1.1, after the loan is granted to the borrower’s account, the borrower may pay independently as agreed in the contract. The Borrower shall inform the lender the payment of the loan fund as required, and provide timely records of the use of the loan fund and corresponding business contracts, invoices and other documents and other relevant information of the loan as required by the lender. The lender can verify whether the loan payment is in compliance with the purpose through account analysis, certificate inspection, site survey and other ways.

3.4.3.3 In case of credit status decline of the borrower, abnormal situation of the loan funds, failure to pay the loan as agreed in the contract, and circumventing trusted payment by the lender by splitting up, giving false information and other ways, and other circumstances, the lender and the borrower can negotiate for supplementary terms for loan disbursement and payment, or stop releasing loans and payments.

3.4.4 Withdrawal Rotation

3.4.4.1 When the corresponding business contract pursuant to which the loan is made under this contract can not be fully and actually fulfilled, is discharged or is invalid due to non-lender reasons, and leads to the loan drew by the borrower exceeding the actual payment paid by the borrower for relevant transaction or rotation of transaction amount, the borrower shall return the corresponding loan fund to the lender.

3.4.4.2 When the borrower fails to pay the loan fund in the agreed way, the lender is entitled to recover the loan fund that the borrower fails to pay as agreed.

3.4.4.3 Before the loan fund is returned to the lender as agreed in Article 3.4.4.1 and Article 3.4.4.2, interest shall be calculated and settled as agreed in Article 3.3.1 and Article 3.3.2.

3.5 Monitoring of Financial Indictors

In case of the ___ circumstances as follows, the borrower shall implement debt safeguard measures satisfactory to the lender as required by the lender, otherwise, the lender can take the remedy measure in Article 5.3.

(1) The debt ratio of the borrower is more than _______;

(2) The contingent liability ratio of the lender is more than __________;

(3) The operating cash flow of loans has been negative for ___ years;

(4) Others: _______________________________________________

3.6 Monitoring of Account

3.6.1 The borrower designates the following account as the capital return account:

Name of Account: Ningbo Keyuan Plastic Co., Ltd

Account Number: 39202014040001437

3.6.2 The lender is entitled to take the following monitoring measures on the capital return account:

(1) Requiring the borrower to provide timely exit and entrance situations of the capital return account.

(2) Others:  _______________________________________________

3.7 Repayment

3.7.1 Repayment Method

3.7.1.1 The Borrower shall deposit the due principal and interest of the loan of that period in the repayment account designated by the lender in advance of days before the repayment date, and irrevocably authorizes the lender to receive from the account.

3.7.1.2 When the borrower fails to repay the due debt (including the debt being declared as due earlier) under this contract as agreed, the lender is entitled to deduct and receive the corresponding amount for settlement from all accounts of the borrower opened in the lender or all accounts of the lender opened in other branches of the Agricultural Bank of China, until all debt of the borrower under this contract is repaid off.

3.7.1.3 When the lender exercises the right of set-off in accordance with laws or as agreed in the contract, the borrower's objection period is 7 days, starting from the date when the lender notifies the borrower in written, oral or other forms.

3.7.2 Repayment Order

3.7.2.1 Unless otherwise agreed by the parties, the borrower's repayment shall be repaid off in the following order:

(A) When there are several due debts between the borrower and the lender and the borrower's repayment is not sufficient to repay off all due debts, the debt settlement and offset order by the borrower's payment shall be determined by the lender;

(2) When the lender exercises the right of set-off on the borrower in accordance with laws or as agreed in the contract, the offset debt and offset order shall be determined by the lender; when the lender exercises the right of subrogation in accordance with laws, the debt settlement and offset order by the subordinate borrower's payment shall be determined by the lender

3.7.2.2 When the borrower's repayment is not sufficient to pay off due loans, the lender may choose to use the repayment for settlement of principal, interest, penalty interest, compound interest or the cost for achieving the right of credit.

3.7.3 Advance Repayment

3.7.3.1 In case of advance repayment by the borrower, the borrower shall submit a written application to the lender in advance of ___ days, and can prepay in advance upon negotiation and consensus with the lender. The settlement order of advance repayment is subject to Article 3.7.2 of the agreement.

3.7.3.2 In case of advance repayment by the borrower, interest of the part prepaid in advance shall be calculated and charge by the first method as follows, and the interest shall be settled with the principal:

(1) The interest shall be calculated according to actual loan period and agreed interest rate;

(2) The interest shall be calculated by increasing ___ % rate on the basis of the interest rate agreed in the contract according to actual loan period;

(3) Other: ____________________________________

3.7.3.3 In case of advance payment by the borrower, the returned principal amount shall not be less than ___ thousand Yuan and shall be integer multiples of ____ thousand Yuan.

3.7.3.4 In case of the part of advance repayment by the borrower, the interest of the un-repaid loan shall be calculated by the loan interest rate agreed in the contract.

3.7.4 Extended Period

When the borrower of general circulating capital loan can not repay the loan in accordance with the agreed repayment date, the borrower can apply extended period to the lender. The borrower should submit an application of extended period to the lender in advance of 15 days before the due date of the loan. Upon the agreement of the lender, the lender can sign an agreement of extended period with the borrower.

3.8 Loan Certificate

3.8.1 Loan certificates are an integral part of the contract. When the loan amount, drawing amount, repayment amount, release date and end date of loan, loan period, loan interest rate and loan purpose unrecorded or recorded in the contract are inconsistent with the records on loan certificates, the records on loan certificates shall prevail.

3.8.2 Under the way of self-service recyclable circulating capital loan, for the loan amount, drawing amount, repayment amount, release date and end date of loan, loan period, loan interest rate and loan purpose of loans drew by the borrower through self-service drawing electronic channels, the electronic transaction records formed by self-service electronic channels shall prevail.

3.9 Guarantee

3.9.1 The guarantee way of the loan under the contract: Guarantee

3.9.2 Guarantee contracts shall be otherwise signed by the lender, the borrower, and the guarantor. If maximum amount guarantee way is adopted, the guarantee contract numbers are: 82100520110004705, 82100520110004708

3.10 Rights and Obligations

3.10.1 Rights and Obligations of the Borrower

(A) Drawing loans in accordance with the contract;

(2) Full and timely repayment of principal and interest of loans;

(3) Using loans in accordance with laws and regulations or the purposes and ways agreed in the contract and loans shall neither be used for fixed assets, equity and other investments, nor be used in production and operation of the areas and purposes banned by China;

(4) Accepting and actively cooperating with the lender and its attorneys in supervision and inspection on financial activities, usage of loans and other related matters; submitting timely information on usage of loans and finance and other relevant data and information to the lender as required by the lender;

(5) In case of carrying out the following acts, the borrower shall notify the lender in writing in advance. Upon the agreement of the lender, the lender can be involved in the implementation:

j implementation of contracting, leasing, joint-stock reform, joint venture, acquisition, consolidation, merger, division, reduction of registered capital, joint capital, transfer of major assets, major external investment, issuance of bonds, wholesale funding, significant related party transaction, application for stopping business for rectification, application for dissolution, application for bankruptcy and so on;

k Providing guarantee security of large amount for others’ debts or providing its major assets to a third party as mortgage and pledge, which may affect the borrower's solvency;

l Other major adverse circumstances in the borrower that is enough to cause significant changes to the credit and debt relationship of the contract or to affect the realization of the lender’s right of credit.

(6)     In case of the occurrence of the following situations, the borrower shall notify the lender in writing within five days after the occurrence of the situations:

j The borrower and its legal representatives, main directors or actual controllers engage in illegal activities;

k The borrower is discontinued, closed, canceled, revoked or canceled with the business license, etc.;

l Worsening of financial condition, serious difficulties in production and management or significant adverse disputes;

m Other matters of the borrower that may have adverse impacts on realization of the lender’s right of credit.

(7)    In case of the occurrence of the following situations, the borrower shall notify the lender in writing within seven days after the occurrence of the situations:

j Affiliation changes, significant changes in senior personnel, or major organizational structure restructuring;

k Significant changes in name, address, business scope, business registration and other industrial and commercial registration matters or concession matters;

l Increase in the registered capital or substantive changes in the content of the articles of association;

m Changes in other important matters of the borrower changes that may affect the fulfillment of the debt;

(8)   The borrower and its investors shall not evade the debt to the lender by withdrawal of funds, transfer of assets or unauthorized transfer of shares and any other ways, and shall not engage in other actions resulting in damage to the interests of the lender;

(9)    Other rights and obligations specified by laws and regulations or agreed by both parties.

3.10.2 Rights and Obligations of the Lender

(A)   Timely and full payment of loan to the borrower, except delay caused by the borrower's own reasons or other non-lender reasons;

(2)   The lender is entitled to conduct site and off-site supervision and inspection on the borrower’s production and management, financial status, material inventory and use of loans and other aspects, and require the borrower to provide relevant documents, materials and information;

(3)    For the occurrence of situations of the borrower that may affect the security of loans or debt fulfillment, or the occurrence of situations of guarantor including discontinued business, stopping of business, cancellation of registration, revocation of business license, bankruptcy, revocation of business and major operating losses which may lead to partial or total loss of the corresponding guarantee capacity, or the occurrence of situations of the pledges and collaterals of loan guarantees threatening guarantee realization including value reduction, accidental damage or loss and other situations, the lender may require the borrower to make corrections within a certain period, implement debt protection measures and provide other valid guarantees, or reduce and revoke the borrower’s loan amount, stop releasing loans, announce the earlier due date of the loans under the contract or other contracts, get back loans in advance, etc.;

(4) Other rights and obligations specified by laws and regulations or agreed by both parties.

3.10.3 Other Obligations

3.10.3.1 All parties shall take confidentiality obligation to trade secrets of the other party and other information related to interest obtained in the process of signing and fulfillment of the contract; unless otherwise specified in laws and regulations, without the consent of the other party, the party shall not disclose or divulge the above information to any third party.

3.10.3.2 After termination of the contractual rights and obligations, the parties shall fulfill necessary notice, assistance and other obligations in accordance with the principle of good faith.

IV. Supplementary Term

The supplementary agreement of both parties is as follows: _______________________________________

V. Legal Liability

5.1 Each of the following acts of the borrower constitutes breach of contract:

(1) Breach of the obligations stipulated in the contract;

(2) Failure to fulfill commitments in Article II of this contract;

(3)    Clear expression or expression by conduct of unwillingness to repaid off its due or undue debt;

(4)    Failure to perform or un-fully fulfillment of obligations under other contracts signed between the lender and the borrower, in which the lender announces that the borrower has breached the contract;

(5)    Other conditions where the borrower fails to perform or not fully fulfill the contract.

5.2 In case of the following circumstances, the lender may terminate this contract and other contracts signed between both parties:

(A)   Breach of contract by the borrower or guarantor;

(2)    The repayment ability of the borrower or guarantor may have significant adverse change;

(3)    The pledge or collateral may suffer significant damage or loss of value;

(4)     National policy adjustments may have significant adverse impacts on the safety of the loans;

(5)    Major breaches of contract by the borrower to other creditors;

(6)    Other circumstances specified in laws or the agreement between both parties to terminate the contract.

When the lender terminates the contract, the borrower's objection period is 7 days, starting from the date when the lender notifies the borrower in written, oral or other forms.

5.3   In case of the occurrence of circumstances in Section 5.1 and Section 5.2, the lender can take the following remedy measures:

(A)   Requiring the borrower and guarantor to correct acts in breach of contact or other situations not conducive to the safety of the loans within a certain period of time, to implement other debt safeguards or to provide other effective guarantees;

(2)    Calculating and charging penalty interest and compound interest as agreed in the contract for loans which the borrower fails to use or return the loan as agreed in the contract or fails to pay due interest as agreed, until the principal and interest is repaid off;

(3) Reducing or revoking the borrower’s loan amount, stopping release of loans, getting back the released loan in advance, or declaring the earlier due date of loans under other loan contracts signed between the lender and the borrower;

(4) Exercising the right of set-off and other legal rights or contractual rights against the borrower;

(5) Requiring the borrower to be liable for damages and other legal obligations;

(6) Taking appropriate measures for preservation of assets and other legal measures;

(7) Public disclosure of the borrower's default behaviors;

(8) Other remedies measures: ___________________________________________________

5.4 When the lender take action or arbitration and other methods to achieve the right of credit due to the breach of contract by the borrower, attorney's fees, travel expenses, execution fees, assessment fees and all other expenses paid by the lender to achieve the right of credit shall be borne by the borrower.

5.5 Under the premise that the borrower fulfills the obligations of this contract, if the lender fails to offer full payment of loans to the borrower, the lender shall compensate the actual loss suffered by the borrower thereof.

VI. Other Items

6.1 Notification

6.1 Notification and all communications under the contract shall be sent to the other party according to the mailing addresses, fax numbers or other contact information described in the contract. In case of changes in contact information, the party shall promptly notify the other party.

6.2 The lender can charge based on the items, standards and other contents determined by the lender in accordance with laws and regulations, unless otherwise agreed by the parties. The lender can adjust charged items, standards and other contents in accordance with laws and regulations without notifying the borrower after publicity, unless otherwise provided in laws and regulations or otherwise agreed by the parties.

Fee paid to a third party for both parties to fulfill the contract shall be determined and borne by both parties upon negotiation. In case of no negotiation or failure in consolation, it shall be borne by the parties in accordance with laws and regulations or in accordance with the principle of fairness.

6.3 According to management needs, the lender or the Agricultural Bank of China can authorize or commission other branches of the Agricultural Bank of China to fulfill the rights and obligations under this contract, or allocate the loans under this contract to other branches of the Agricultural Bank of China to undertake the management, and the borrower expresses approval, and the above acts of the lender do not need to obtain the consent of the borrower again.

6.4 In accordance with the requirements of relevant laws and regulations or financial regulators, the lender is entitled to provide information relating to this contract (including but not limited to loan form classification, loans overdue information, etc.) and other relevant information of the borrower to the credit rating system of the People's Bank of China and other credit databases established by laws for eligible institutions or individuals to inquiry and use. In case that any eligible third party causes adversely effects or losses to the borrower due to reliance on or use of such information, the lender shall not therefore bear liability of any form.

6.5 Within the contract period, if the promulgation or modification of any law and regulation, national policy or regulatory regulation leads to the impossibility for the lender to continue to fulfill the contract or fulfill part of the terms in the contract, the lender is entitled to cancel the unpaid loans, and take other measures deemed necessary by the lender in accordance with the above relevant provisions.

6.6   That the lender does not exercise or partially exercise or delay in exercising any right under this contract, does not constitute a waiver or change of the right or other rights and does not affect further exercising of the right or any other related rights.

6.7    Dispute Resolution

6.7.1 In case of dispute, both parties shall negotiate for settlement; in case of failure in negotiation, the dispute shall be solved in the first way as follows:

(1)    Filing a lawsuit to the local people's court at the address of the lender;

(2)    Submitting to __________ (full name of the arbitration institution) for arbitration by its arbitration rules.

6.7.2 During the legal action or arbitration period, the articles in the contract not involving the dispute shall be fulfilled continuously.

6.8    Validity of the Contract

6.8.1 The contract shall enter into force since the date of signing or sealing the contract by the lender and the borrower.

6.8.2 Signing Location: the Agricultural Bank of China in the Development Zone

6.8.3 Any issues not mentioned in the contract shall be settled through negotiation between both parties.

6.8.5 This contract has 3 copies, __ copy for the borrower, __ copy for the lender, copy for the guarantor, all copies having the same effect.

The borrower disclaims: the lender has already presented relevant provisions (particularly articles in bold) to us in accordance with laws, and explained the concepts, contents and legal effects of relevant provisions according to our requirements, and we have been aware of and understand these articles.

Borrower (Signature and Seal)

Legal Reprehensive/person in charge Or Authorized Agent:

June 13th, 2014

Lender (Signature and Seal) Legal Reprehensive/person in charge Or Authorized Agent: (signature)

June 13th, 2014